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                                                                    Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 182,183 shares of its common stock and to the incorporation by reference therein of our report, dated February 28, 1997, on the financial statements of Q-Bit Corporation as of December 31, 1996 and December 31, 1995, and for the two years ended
December 31, 1996.


                                         /s/  BRAY, BECK & KOETTER



Melbourne, Florida
January 30, 1998